Exhibit 10.2
AMENDMENT NO. 1 TO SPONSOR CONTRIBUTION AGREEMENT
(MGM MIRAGE)
     This AMENDMENT NO. 1 TO SPONSOR CONTRIBUTION AGREEMENT (MGM MIRAGE), dated as of April 29, 2009 (this “Amendment”) is made by MGM MIRAGE, a Delaware corporation (“Sponsor”), in favor of CITYCENTER HOLDINGS, LLC, a Delaware limited liability company (“Borrower”), and BANK OF AMERICA, N.A., as collateral agent pursuant to that certain Collateral Agent and Intercreditor Agreement (as defined in the MGM Sponsor Contribution Agreement) (in such capacity together with its successors and assigns, the “Collateral Agent”) for the benefit of the Beneficiaries (as defined in the MGM Sponsor Contribution Agreement).
WITNESSETH:
     A. Borrower is the owner, directly or indirectly, of the land and improvements collectively constituting the CityCenter project, currently under construction in Clark County, Nevada (the “Project”).
     B. In connection with securing sources of funding for the completion of the Project, Borrower has entered into the Credit Agreement, dated as of October 3, 2008 (as amended and as it may be amended, modified or restated from time to time, the “Credit Agreement”), with the lenders referred to therein (collectively, the “Lenders”) and Bank of America, N.A., as the administrative agent for the Lenders (in such capacity together with the successors, the “Administrative Agent”).
     C. Borrower has entered into a Collateral Agent and Intercreditor Agreement, dated as of October 3, 2008 (as amended and as it may be amended, modified or restated from time to time, the “Collateral Agent and Intercreditor Agreement”), with the Collateral Agent and the Administrative Agent, pursuant to which the Collateral Agent is agreeing to act as collateral agent for the Beneficiaries.
     D. It was an original condition to the making of Loans under the Credit Agreement that Sponsor and Dubai World, a Dubai, United Arab Emirates government decree entity (“Dubai World”), on a several (and not joint or joint and several) basis, agreed to make future capital contributions to Borrower (either directly or through their respective wholly-owned subsidiaries), that Sponsor and Borrower executed that certain Sponsor Contribution Agreement (MGM MIRAGE), dated as of October 31, 2008 (the “MGM Sponsor Contribution Agreement”) and that, concurrently therewith, Dubai World and Borrower executed a comparable agreement (the “Dubai World Sponsor Contribution Agreement” and together with the MGM Sponsor Contribution Agreement, the “Sponsor Contribution Agreements”).
     E. The Collateral Agent asserts that there may be existing Events of Default, as well as impending Events of Default under the Dubai Word Sponsor Contribution Agreement and the Credit Agreement.
     F. Borrower has requested that the Lenders agree to amendments to the Credit Agreement in the form of Amendment No. 2 to Credit Agreement, dated as of this date (the “Credit Agreement Amendment”), as well as to amendments to certain of the other Loan Documents (as such term is defined in the Credit Agreement).
     G. Sponsor’s execution and delivery of this Amendment is a condition precedent to the effectiveness of the Credit Agreement Amendment and of the amendments to the other Loan Documents (as such term is defined in the Credit Agreement).

     NOW, THEREFORE, it is agreed as follows:
     SECTION 1. Certain Definitions. (a)The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):
     “Administrative Agent” has the meaning set forth in the recitals.
     “Amendment” shall have the meaning set forth in the preamble.
     “Borrower” shall have the meaning set forth in the preamble.
     “Collateral Agent” has the meaning set forth in the preamble.
     “Collateral Agent and Intercreditor Agreement” has the meaning set forth in the recitals.
     “Credit Agreement” has the meaning set forth in the recitals.
     “Credit Agreement Amendment” has the meaning set forth in the recitals.
     “Dubai World” has the meaning set forth in the recitals.
     “Dubai World Contribution Agreement” has the meaning set forth in the recitals.
     “Lenders” has the meaning set forth in the recitals.
     “MGM Sponsor Contribution Agreement” has the meaning set forth in the recitals.
     “Project” has the meaning set forth in the recitals.
     “Sponsor Contribution Agreements” has the meaning set forth in the recitals.
     “Sponsor” has the meaning set forth in the preamble.
          (b) Capitalized terms for which meanings are provided in the MGM Sponsor Contribution Agreement (as amended hereby) are, unless otherwise defined herein, used in this Amendment with such meanings.
     SECTION 2. Amendments to MGM Sponsor Contribution Agreement. Upon the occurrence of the Amendment No. 1 Effective Date,
          (a) Section 1 of the MGM Sponsor Contribution Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:
     “ ‘Amendment No. 1’ means that certain Amendment No. 1 to Sponsor Contribution Agreement (MGM MIRAGE), dated as of April 29, 2009, made by Sponsor in favor of Borrower and Collateral Agent for the benefit of the Beneficiaries.”
     “ ‘Amendment No. 1 Effective Date’ has the meaning specified in Section 3 of Amendment No. 1.”

     “ ‘April 29, 2009 Sponsor Contribution’ shall mean $224,000,000 in the form of irrevocable letters of credit to be contributed by Sponsor to Borrower and collaterally assigned to the Collateral Agent.”
     “ ‘Automatic Reinstatement Event” shall have the meaning set forth in Section 8 of this Agreement.”
     “ ‘Deemed Satisfaction of Equity Commitments’ shall have the meaning set forth in Section 8 of this Agreement.”
     “ ‘Defaulted Amount’ shall have the meaning set forth in Section 8 of this Agreement.”
     “ ‘Letters of Credit’ means irrevocable letters of credit (in form and substance, including as to drawing conditions, acceptable to the Lenders in their sole and absolute discretion) issued by U.S.-based banks acceptable to Dubai World (and to the Lenders in their sole and absolute discretion) in the amount of the April 29, 2009 Sponsor Contribution for the benefit of Borrower and collaterally assigned to the Collateral Agent.”
     “ ‘Reinstated Equity Commitment’ shall have the meaning set forth in Section 8 of this Agreement.”
          (b) The following definition set forth in Section 1 of the MGM Sponsor Contribution Agreement is hereby amended and restated in its entirety as follows:
     “ ‘Equity Commitment’ shall mean, with respect to Sponsor as a several (and not joint or joint and several) obligation, (a) prior to the Amendment No. 1 Effective Date, an amount equal to $958,840,918 and (b) after the Amendment No. 1 Effective Date, an amount equal to $224,000,000.”
          (c) A new subsection (e) shall be added at the end of Section 2 of the MGM Sponsor Contribution Agreement as follows:
     “(e) Notwithstanding anything contained in this Agreement to the contrary, after the Amendment No. 1 Effective Date, the order and amount of equity contributions between Sponsor and Dubai World shall be (i) $135,000,000 from Dubai World, (ii) $224,000,000 from Sponsor, and (iii) $359,000,000 from Dubai World.”
          (d) Section 4 of the MGM Sponsor Contribution Agreement is hereby amended by deleting the heading and entire text of such Section and substituting the following in lieu thereof:
          “[Intentionally Omitted]”
          (e) Section 8 of the MGM Sponsor Contribution Agreement is hereby amended and restated in its entirety as follows:
          “8. Deemed Satisfaction and Automatic Reinstatement of Agreement; Letters of Credit.
     Subject in all respects to the provisions of the succeeding three sentences, and effective upon the Amendment No. 1 Effective Date, the Equity Commitments shall be deemed satisfied via the April 29, 2009 Sponsor Contribution and Sponsor shall have no further obligation under Section 2 of this Agreement to make any further Equity Contribution under this Agreement or to pay expenses under Section 22 of this Agreement (the “Deemed Satisfaction of Equity Commitments”). Notwithstanding the preceding sentence, and any rule of law or equity to the contrary notwithstanding, Sponsor’s obligations under this Agreement, including the Equity Commitments, automatically shall reinstate as and to the extent set forth in this Section 8 without any further notice or other action being required on the part of the Collateral Agent any time (each such event, an “Automatic Reinstatement Event”) any Letter of Credit for any reason whatsoever is ever required to be returned or otherwise cancelled in any manner whatsoever, including, without limitation, by virtue of any order, declaration, judgment, or other type of issuance of any court or other tribunal, any issuing bank for any reason whatsoever fails to honor any demand for payment under any Letter of Credit, including, without limitation, by virtue of any order, declaration, judgment, or other type of issuance of any court or other tribunal, and/or any honored demand for payment under any Letter of Credit for any reason whatsoever is rescinded and/or recovered, including, without limitation, by virtue of any order, declaration, judgment, or other type of issuance of any court or other tribunal (the amount so returned, cancelled, failed to be honored, rescinded, and/or recovered, in each instance, being the “Defaulted Amount”). Without limiting the generality of the provisions of the preceding sentence, in the event of (and to the extent of the Defaulted Amount of) each and every such automatic reinstatement, each such reinstated portion of the Equity Commitments in the amount of the pertinent Defaulted Amount (a “Reinstated Equity Commitment”) shall be deemed to have continued in existence as if the Deemed Satisfaction of the Equity Commitments pursuant to the first sentence of this Section 8 had never occurred with respect thereto. Without limiting the generality of the foregoing, upon the occurrence of an Automatic Reinstatement Event, Sponsor shall be obligated to make Equity Contributions up to the Defaulted Amount and to further pay costs and expenses of the Collateral Agent, if any, associated with such Automatic Reinstatement Event under Section 22 of this Agreement, in each such case, in accordance with the terms and conditions of this Agreement, and the Collateral Agent shall be exclusively entitled, pursuant to the provisions of Sections 7 and 24 of this Agreement, to pursue the recovery of if Sponsor does not timely honor it reinstated obligations, all as if the Deemed Satisfaction of the Equity Commitments pursuant to this Section 8 had never occurred with respect to any such Reinstated Equity Commitment. For avoidance of doubt, (i) any reinstatement pursuant to the preceding three sentences shall be limited to the Defaulted Amount of each pertinent Reinstated Equity Commitment, plus the expenses, if any, under Section 22 of this Agreement associated with collecting the Defaulted Amount, and shall have no effect on the Deemed Satisfaction of Equity Commitments that have not been so reinstated, and (ii) any reinstatement of equity commitments under the Dubai World Sponsor Contribution Agreement shall have no effect on the Deemed Satisfaction of Equity Commitments hereunder.”
     SECTION 3. Conditions to Effectiveness of this Amendment. The amendments to the MGM Sponsor Contribution Agreement set forth in Section 2 hereof shall become effective on the date (the “Amendment No. 1 Effective Date”) when all of the following conditions set forth in this Section 3 have been completed:
          (a) The Collateral Agent shall have received counterparts hereof executed on behalf of Sponsor and Borrower; and
          (b) The Administrative Agent shall have informed the parties that the other conditions precedent to the effectiveness of the Credit Agreement Amendment set forth in Article V thereof shall have been satisfied or waived to the satisfaction of the Administrative Agent in its sole and absolute discretion.

     SECTION 4. Continuation of Agreement. This Amendment shall be strictly limited to its terms. All of the representations, warranties, terms, covenants, conditions and other provisions of the MGM Sponsor Contribution Agreement (as expressly amended hereby) shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. Without limiting the generality of this Section 4, the amendments set forth herein shall be limited precisely as provided for herein to the provision expressly amended herein and shall not be deemed to be amendments to, waivers of, consents to or modifications of any other term or provision of the MGM Sponsor Contribution Agreement.
     SECTION 5. Representations, Warranties and Covenants. Sponsor represents, warrants and covenants to Borrower and the Beneficiaries for their benefit, as of the date hereof, as set forth below:
          (a) Sponsor (i) is validly existing and (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to enter into and perform all obligations under this Amendment.
          (b) The execution, delivery and performance by Sponsor of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not:
     (i) contravene the terms of any of Sponsor’s Organization Documents;
     (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any material Contractual Obligation to which Sponsor is a party or affecting Sponsor or the properties of Sponsor or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which Sponsor or its Property is subject; or
     (iii) violate any Law applicable to Sponsor.
          (c) There is no equitable or legal defense to the enforcement of the MGM Sponsor Contribution Agreement (as amended by this Amendment) against Sponsor which would be available to Sponsor in a Nevada court or United States Federal Court in Nevada which has not been effectively waived to the extent legally possible.
          (d) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with:
     (i) the execution, delivery or performance by, or enforcement against, any Sponsor of the MGM Sponsor Contribution Agreement (as amended by this Amendment);
     (ii) the exercise by the Collateral Agent of its rights under the MGM Sponsor Contribution Agreement (as amended by this Amendment); or
     (iii) the enforcement of the MGM Sponsor Contribution Agreement (as amended by this Amendment) or the right of the Collateral Agent to receive payments hereunder.

          (e) This Amendment has been duly executed and delivered by Sponsor. The MGM Sponsor Contribution Agreement (as amended by this Amendment) constitutes a legal, valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with its terms, except as enforceability may be limited by Debtor Relief Laws or equitable principles or as a matter of judicial discretion.
          (f) There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Sponsor, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority by or against Sponsor or any of its Subsidiaries or against any of their respective properties or revenues (i) that if determined adversely, could reasonably be expected to have a material adverse effect on the ability of Sponsor to perform its obligations hereunder or under any other Sponsor Document, (ii) that purport to restrain the construction or operation of the Project or otherwise affect the Project in any material respect or (iii) that purport to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.
          (g) No written statement made by or on behalf of Sponsor to the Administrative Agent or the Collateral Agent in connection with the transactions contemplated by the MGM Sponsor Contribution Agreement (as amended by this Amendment) and the negotiation of the MGM Sponsor Contribution Agreement (as amended by this Amendment) or delivered hereunder (in each case as modified or supplemented by other information so furnished) as of the date thereof contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (and, as of the date hereof, all such statements continue, to the best knowledge of Sponsor, to be accurate in all material respects); provided that, with respect to projected financial information, Sponsor represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
     SECTION 6. Successors and Assigns. This Amendment shall be binding upon Sponsor and its successors and assigns and shall inure to the benefit of Borrower and the Beneficiaries and their successors and assigns, except that Sponsor shall not have the right to assign its obligations hereunder without prior written consent of the Collateral Agent.
     SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement. Receipt by telecopier or electronic mail of an executed signature page to this Amendment shall constitute receipt of an executed original of this Amendment from the party executing such signature page.
     SECTION 8. Integration. This Amendment represents the agreement of Sponsor, Borrower, and the Collateral Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
     SECTION 9. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL, ETC. THE PROVISIONS OF SECTIONS 18 AND 19 OF THE MGM SPONSOR CONTRIBUTION AGREEMENT ARE INCORPORATED HEREIN AND APPLY TO THIS AMENDMENT AS THOUGH SET FORTH HEREIN IN FULL.
[Signature pages to follow]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

MGM MIRAGE, a Delaware corporation
By:	/s/ John M. McManus
	Name:	John M. McManus
	Title:	Senior Vice President, Asst. General Counsel & Asst. Secretary

Address for Notices:
MGM MIRAGE
3600 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Attention: General Counsel
Telecopy: (702) 693-7628
Amendment No. 1
to Sponsor Contribution
Agreement (MGM MIRAGE)

Agreed and Accepted: CITYCENTER HOLDINGS, LLC, a Delaware limited liability company By: PROJECT CC, LLC, a Nevada limited liability company, its managing member
By:	/s/ John M. McManus
	Name:	John M. McManus
	Title:	Assistant Secretary
Address for Notices:
CITYCENTER HOLDINGS, LLC
c/o MGM MIRAGE
3600 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Attention: General Counsel
Telecopy: (702) 693-7628
Amendment No. 1
to Sponsor Contribution Agreement
(MGM MIRAGE)

Agreed and Accepted:
BANK OF AMERICA, N.A.,
a national banking association,
as Collateral Agent

By:	/s/ Maurice Washington
	Name:	Maurice Washington
	Title:	Assistant Vice President
Address for Notices:
Bank of America, N.A., as Collateral Agent
Agency Management
Mail Code: TX1-492-14-11
Bank of America Plaza
901 Main Street, 14th Floor
Dallas, Texas 75202-3714
Telecopier: (214) 209-9544
Telephone: (214) 209-4128
With a copy to:
Bank of America, N.A.
Special Assets Group
Mail Code: TX1-492-66-01
901 Main Street, 66th Floor
Dallas, TX 75202
Attn: Jack Woodiel
Telecopier: (214) 290-9475
Telephone: (214) 209-0955
jack.woodiel@bankofamerica.com
And to:
Mayer Brown LLP
71 S. Wacker Drive
Chicago, IL 60606
Attn: Thomas S. Kiriakos
Telecopier: (312) 706-8232
Telephone: (312) 701-7275
tkiriakos@mayerbrown.com
Amendment No. 1
to Sponsor Contribution Agreement
(MGM MIRAGE)